EXHIBIT 21

NATIONAL PENN BANCSHARES, INC.
AND ITS SUBSIDIARIES

Name	Jurisdiction of Incorporation

National Penn Bancshares, Inc.	Pennsylvania

National Penn Bank	United States of America

• National Penn Investors Trust Company	United States of America
• Penn Securities, Inc.	Pennsylvania
• National Penn Capital Advisors, Inc.	Pennsylvania
• Penn 1st Financial Services, Inc.	Pennsylvania
d/b/a/ National Penn Mortgage Company
• National Penn Insurance Agency, Inc.	Pennsylvania
• Link Financial Services, Inc.	Pennsylvania
• National Penn Leasing Company	Pennsylvania
• National Penn Management Services, LLC	Pennsylvania
• NPB Delaware, Inc.	Delaware
• NPB Realty, Inc.	Pennysylvania
• Peoples First Business Investment Company, LLC	Pennysylvania
• Peoples First Land Transfer, LLC (80%)	Pennsylvania

Nittany Bank	United States of America
• Nittany Asset Management, Inc.	Pennsylvania
• FTF Investmets, Inc.	Delaware

Vantage Investment Advisors, LLC	Pennsylvania

National Penn Investment Company	Delaware

National Penn Life Insurance Company	Arizona

NPB Capital Trust II	Delaware
NPB Capital Trust III	Delaware
NPB Capital Trust IV	Delaware
NPB Capital Trust V	Delaware
NPB Capital Trust VI	Delaware